Exhibit 99.2

Unaudited pro forma condensed consolidated combined financial statements

The following unaudited pro forma condensed consolidated combined financial statements are provided to aid you in your analysis of the financial aspects of the transactions (the “Transactions”) contemplated by that certain Contribution Agreement, dated October 21, 2021, by and among Kinetik Holdings Inc. (f/k/a Altus Midstream Company, the “Company”), Kinetik Holdings, LP (f/k/a Altus Midstream LP, the “Partnership”), New BCP Raptor Holdco LLC (the “Contributor”), and solely for the purposes set forth therein, BCP Raptor Holdco, LP (“BCP”) and a redemption and direct exchange of common units representing limited partner interest in the Partnership (“Common Units”) for shares of Class A Common Stock, par value $0.0001 per share of the Company (“Class A Common Stock and such redemption and direct exchange, the “Redemption and Exchange of Common Units”). The unaudited pro forma condensed consolidated combined financial statements are based on the Company historical consolidated financial statements and the BCP historical consolidated financial statements as adjusted to give effect to the Transactions and the Redemption and Exchange of Common Units. The unaudited pro forma condensed consolidated combined statements of operations for the three months ended March 31, 2022 and the year ended December 31, 2021 give effect to the Transactions and the Redemption and Exchange of Common Units as if they had occurred on January 1, 2021.

The unaudited pro forma condensed consolidated combined financial statements have been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed consolidated combined financial statements;

•

the historical audited consolidated financial statements of BCP as of and for the year ended December 31, 2021, which are incorporated by reference to Exhibit 99.4 to the Company’s Current Report on Form 8-K filed with the U.S. Securities Exchange Commission (“SEC”) on February 28, 2022;

•

the historical audited consolidated financial statements of Altus Midstream Company (“ALTM”) as of and for the year ended December 31, 2021, which are incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 22, 2022; and

•

the historical unaudited condensed consolidated financial statements of the Company as of and for the three months ended March 31, 2022, which are incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2022, filed with the SEC on May 10, 2022.

The unaudited pro forma condensed consolidated combined financial statements are provided for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions and the Redemption and Exchange of Common Units taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

Unaudited pro forma condensed consolidated combined statement of operations for the three months ended March 31, 2022

	Historical		Transaction Accounting Adjustments			Management Adjustments			Pro Forma Statement of Operations
	Altus	BCP
OPERATING REVENUES:
Service revenue	$22,586	$80,445	$—			—			$103,031
Product revenue	1,576	174,928	—			—			176,504
Product revenue – affiliate	2,434	—	—			—			2,434
Other revenue	257	1,876	—			—			2,133

Total revenues	26,853	257,249	—			—			284,102
OPERATING EXPENSES:
Cost of sales (exclusive of depreciation and amortization shown separately below)	1,526	120,275	—			(586)	5	(n)	121,215
Cost of product sales - affiliate (exclusive of depreciation and amortization shown separately below)	2,434	—	—			—			2,434
Depreciation, amortization and accretion	2,745	61,023	1,512	5	(a)				65,280
Operating expenses	4,412	29,871	—			(364)	5	(n)	33,919
General and administrative expenses	2,665	22,752	(5,676)	5	(i)	(2,665)	5	(n)	24,152
			7,076	5	(g)
Taxes other than income	2,283	4,153	—			(1,307)	5	(n)	5,129
Loss on disposal of assets	—	110	—			—			110

Total costs and expenses	16,065	238,184	2,912			(4,922)			252,239

OPERATING INCOME (LOSS)	10,788	19,065	(2,912)			4,922			31,863
Interest and other income	2	250	—			—			252
Interest expense	—	(26,774)	(1,273)	5	(f)	—			(28,047)

	Historical		Transaction Accounting Adjustments			Management Adjustments	Pro Forma Statement of Operations
	Altus	BCP
Gain on redemption of mandatorily redeemable Preferred Units	—	4,493	—			—	4,493
Equity in earnings of unconsolidated affiliate	18,474	27,917	(2,352)	5	(m)	—	44,039
Unrealized derivative instrument gain (loss)	(32,155)	(2,886)	334	5	(c)	—	(34,707)
Transaction costs	(13,110)	—	13,110	5	(i)	—	—
Other	(255)	—	—			—	(255)

Total other income (expenses), net	(27,044)	3,000	9,819			—	(14,225)
Financing costs, net of capitalized interest	1,467	—	(1,467)	5	(f)	—	—

INCOME BEFORE INCOME TAXES	$(17,723)	$22,065	$8,374			4,922	$17,638
Deferred income tax expense	—	676	—			—	676

NET INCOME	$(17,723)	$21,389	$8,374			4,922	$16,962

Less: Net income attributable to noncontrolling interest - Preferred Unit limited partners							12,074
Less: Net income (loss) attributable to noncontrolling interest - Common Unit limited partners							3,493
Net income (loss) attributable to Class A common stockholders (basic)							$1,395

	Historical		Transaction Accounting Adjustments	Management Adjustments	Pro Forma Statement of Operations
	Altus	BCP
Net income (loss) attributable to Class A common stockholders (diluted)					$4,888
Net income (loss) per share attributable to Class A common stockholders (basic)					$0.07
Net income (loss) per share attributable to Class A common stockholders (diluted)					$0.07
Weighted average Class A common shares (basic)					18,903	5	(l)
Weighted average Class A common shares (diluted)					66,246	5	(l)

Unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2021

	Historical		Transaction Accounting Adjustments			Management Adjustments			Pro Forma Statement of Operations
	Altus	BCP
OPERATING REVENUES:
Service revenue	$142,727	$272,677	$—			—			$415,404
Product revenue	8,136	385,622	—			—			393,758
Product revenue – affiliate	9,754	—	—			—			9,754
Other revenue	—	3,745	—			—			3,745

Total revenues	160,617	662,044	—			—			822,661
OPERATING EXPENSES:
Cost of sales (exclusive of depreciation and amortization shown separately below)	7,793	233,619	—			—			241,412
Cost of product sales - affiliate (exclusive of depreciation and amortization shown separately below)	9,754	—	—			—			9,754
Depreciation, amortization and accretion	16,201	243,558	13,690	5	(a)	—			273,449
Operating expenses	32,748	90,894	—			(5,000)	5	(n)	118,642
General and administrative expenses	14,182	28,588	13,110	5	(b)	—			100,770
			5,639	5	(d)	—
			47,389	5	(g)	—
			4,472	5	(k)	(12,610)	5	(n)
Taxes other than income	13,886	11,512	—			(9,195)	5	(n)	16,203
Loss on disposal of assets	—	382	—			—			382
Impairments	441	—	—			—			441

Total costs and expenses	95,005	608,553	84,300			(6,805)			761,053

OPERATING INCOME (LOSS)	65,612	53,491	(84,300)			26,805			61,608
Interest and other income	4	4,147	—			—			4,151

	Historical		Transaction Accounting Adjustments			Management Adjustments	Pro Forma Statement of Operations
	Altus	BCP
Interest expense	—	(117,365)	(9,431)	5	(f)	—	(126,796)
Warrants valuation adjustment	664	—	—			—	664
Equity in earnings of unconsolidated affiliate	113,764	63,074	19,079	5	(e)	—	179,789
			(16,128)	5	(m)	—
Impairment on equity method interests	(160,441)	—	160,441	5	(j)	—	—
Unrealized derivative instrument gain (loss)	82,114	—	(101,042)	5	(c)	—	(18,928)
Transaction costs	(4,472)	—	4,472	5	(k)	—	—
Other	12,574	—	—			—	12,574

Total other income (expenses), net	44,207	(50,144)	57,391			—	51,454
Financing costs, net of capitalized interest	10,598	—	(10,598)	5	(f)	—	—

INCOME BEFORE INCOME TAXES	$99,221	$3,347	$(16,311)			26,805	$113,062
Deferred income tax expense	—	1,865	1,143	5	(h)	—	3,008

NET INCOME	$99,221	$1,482	$(17,454)			26,805	$110,054

Less: Net income attributable to noncontrolling interest - Preferred Unit limited partners	161,906						109,174
Less: Net income (loss) attributable to noncontrolling interest - Common Unit limited partners	(48,741)						629

	Historical		Transaction Accounting Adjustments	Management Adjustments	Pro Forma Statement of Operations
	Altus	BCP
Net income (loss) attributable to Class A common stockholders (basic)	$(13,944)				$251

Net income (loss) attributable to Class A common stockholders (diluted)	$(62,685)				$880

Net loss attributable to Class B Units (basic and diluted)		$(51,700)

Net loss attributable to Class C Units (basic and diluted)		$(832)

Net income attributable to Class E Units (basic and diluted)		$54,014

Net income (loss) per share attributable to Class A common stockholders (basic)	$(3.72)				$0.1

Net income (loss) per share attributable to Class A common stockholders (diluted)	$(3.86)				$0.1

Net loss per unit attributable to Class B limited partner unitholders (basic and diluted)		$(0.02)

	Historical		Transaction Accounting Adjustments	Management Adjustments	Pro Forma Statement of Operations
	Altus	BCP
Net loss per unit attributable to Class C limited partner unitholders (basic and diluted)		$(0.02)

Net income per unit attributable to Class E limited partner unitholders (basic and diluted)		$0.19

Weighted average Class A common shares (basic)	3,746				18,896	5	(l)

Weighted average Class A common shares (diluted)	16,246				66,246	5	(l)

Weighted average Class B limited partner units (basic and diluted)		2,732,537

Weighted average Class C limited partner units (basic and diluted)		43,786

Weighted average Class E limited partner units (basic and diluted)		279,808

Notes to the unaudited pro forma condensed consolidated combined financial statements

1.	Description of the transaction and redemption and exchange of Common Units for Class A Common Stock

Description of the transaction

On October 21, 2021, the Company and the Partnership entered into a contribution agreement with Contributor to purchase 100% of the equity interests in BCP and BCP Raptor Holdco GP, LLC, the general partner of BCP (“BCP GP”), in exchange for an aggregate of 50,000,000 shares of the Company’s Class C Common Stock, par value $0.0001 per share (“Class C Common Stock”), and an aggregate of 50,000,000 Common Units of the Partnership. The transaction closed on February 22, 2022, at which time BCP and BCP GP became wholly owned subsidiaries of the Partnership. Immediately following the transaction, legacy shareholders of the Company held approximately 25% of the Company’s outstanding shares (approximately 20% held by Apache Midstream LLC (“Apache Midstream”)) and legacy BCP and BCP GP unitholders held approximately 75% of the Company’s outstanding Common Stock.

Redemption and exchange of common units for Class A Common Stock

In January 2022, a direct exchange by the Company and Apache Midstream was effectuated, pursuant to which the Company exchanged 12,500,000 Common Units held by Apache Midstream for 12,500,000 shares of Class A Common Stock, and cancelled a corresponding number of Apache Midstream’s 12,500,000 shares of Class C Common Stock.

Immediately following consummation of the transaction, a direct redemption occurred between the Company and certain Contributor members, pursuant to which the Company exchanged with those Contributors 2,650,000 Common Units for 2,650,000 shares of Class A Common Stock, and cancelled a corresponding number of the Contributors’ 2,650,000 shares of Class C Common Stock.

2.	Basis of pro forma presentation

The unaudited pro forma condensed consolidated combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the Redemption and Exchange of Common Units for Class A Common Stock and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The adjustments presented in the unaudited pro forma condensed consolidated combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company after the consummation of the transaction and the Redemption and Exchange of Common Units for Class A Common Stock.

The unaudited pro forma condensed consolidated combined financial statements are based on the ALTM historical consolidated financial statements and the BCP historical consolidated financial statements as adjusted to give effect to the transaction and reasonably estimable synergies. The unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2021 gives effect to the transaction and the Redemption and Exchange of Common Units for Class A Common Stock as if they had occurred on January 1, 2021.

The unaudited pro forma condensed consolidated combined financial statements were prepared using the acquisition method of accounting with BCP considered the accounting acquirer of ALTM. Under the acquisition method of accounting, the purchase price is allocated to the underlying ALTM assets acquired and liabilities assumed based on their respective fair market values. Any excess of purchase price over the fair value of the net assets acquired will be recorded as goodwill.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. The pro forma adjustments reflecting the transaction are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the transaction based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated combined financial statements.

The unaudited pro forma condensed consolidated combined financial statements do not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the transaction. The Company and BCP have not had any historical relationship prior to the transaction. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

3.	Accounting treatment for the transaction

The Company will be the legal acquiror of BCP. However, for accounting purposes, the transaction will be treated as a reverse merger and accounted for using the acquisition method in accordance with Accounting Standards Codification 805, Business Combinations. As such, the Company will be treated as the “acquired” company for accounting purposes. This determination is primarily based on the fact that subsequent to the transaction, BCP unitholders will have a majority of the voting power of the combined company, BCP will control a majority of the governing body of the combined company, and BCP’s senior management will comprise the majority of the senior management of the combined company upon consummation of the transaction.

Accordingly, for financial reporting purposes, the net assets of BCP will be stated at historical carrying values and its consolidated financial statements will be presented as the predecessor to the combined company in the historical financial statements following the consummation of the transaction. Furthermore, for accounting purposes, the assets and liabilities of the Company will be recorded at their fair values measured as of the acquisition date, with any excess purchase price over the fair value of the net assets acquired, if any, to be recorded as goodwill. Based on the preliminary estimated fair values of the assets acquired and liabilities assumed, no goodwill was recognized in the transaction. The results of the Company will be presented within the consolidated results of BCP from the date of acquisition going forward.

4.	Preliminary estimated purchase price and purchase price allocation

Management performed a preliminary estimation of fair values of the Company assets and liabilities as of March 31, 2022. As of the date of this Current Report on Form 8-K, BCP has not completed the detailed valuation studies necessary to arrive at the required estimates of the fair value of the Company assets to be acquired and the liabilities to be assumed and the related purchase price allocation. The preliminary fair value estimates are subject to change based on the final valuations. BCP estimated the preliminary fair value of the Company assets and liabilities based on discussions with the Company’s management, preliminary valuation studies, due diligence, and information presented in the Company public filings. The final purchase price and purchase price allocation may be different than what is presented herein, and such differences could be material.

Preliminary estimated purchase price

The following table summarizes the preliminary estimate of the purchase price:

(in thousands, except shares and per share price)
Class A Common Stock shares outstanding	16,246,460
Class A Common Stock share price	$62.35

Equity portion of consideration effectively transferred	$1,012,967
Liability incurred for replacement share based awards	$778

Total estimated consideration effectively transferred	$1,013,745

The final purchase price will be based on the fair value of the issued and outstanding shares of Class A Common Stock as of the closing date of the Transactions (the “Closing Date”). For purposes of preparing these unaudited pro forma condensed consolidated combined financial statements, the estimated fair value is based on the closing stock price of the Class A Common Stock on the Closing Date of February 22, 2022.

Preliminary estimated purchase price allocation

The following table summarizes allocation of the preliminary estimate of the purchase price to the assets acquired and liabilities assumed

(in thousands):
Current assets	$30,423
Property, plant and equipment, net	634,923
Intangible assets, net	13,200
Equity method interests	1,755,000
Goodwill	3,894
Other non—current assets	8,225

Total assets acquired	445,665
Accrued expenses and accrued liabilities	(4,923)
Long-term debt assumed	(657,000)
Derivative liabilities	(89,050)
Mandatorily redeemable preferred unit limited partners	(200,667)
Other non-current liabilities assumed	(17,563)

Total liabilities assumed	(969,203)
Redeemable noncontrolling interest - Preferred Unit limited partners	(462,717)

Total consideration effectively transferred	$1,013,745

5.	Adjustments to unaudited pro forma condensed consolidated combined statement of operations

The pro forma adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma transaction accounting adjustments

(a)

Reflects the pro forma adjustments to eliminate historical depreciation and accretion expenses and record depreciation and amortization expense based on the fair value of the property plant and equipment and rights of way and the estimated remaining useful lives.

(b)	Reflects a pro forma adjustment to record the Company’s estimated transaction costs to be incurred of $13.1 million.

(c)	Reflects the pro forma adjustments to eliminate historical unrealized derivative instrument gain and record unrealized derivative instrument loss based on the fair value of the derivative liability.

(d)	Reflects a pro forma adjustment to record BCP’s estimated transaction costs to be incurred of $5.6 million.

(e)	Reflects a pro forma adjustment to eliminate equity in losses of EPIC Crude Oil Pipeline, LP unconsolidated affiliate, as no value was allocated in the transaction to EPIC Crude Oil Pipeline, LP.

(f)	Reflects a pro forma adjustment to eliminate the historical deferred debt issuance costs amortization and reclass the legacy Altus interest expense to conform to BCP’s accounting practices.

(g)

Represents pro forma stock compensation expense for legacy BCP awards and replacement awards issued to acquired Altus employees. Stock compensation expense was calculated using an assumed grant date fair value of the Company Class A Common Stock of $62.35 per share based on the closing price as of February 22, 2022 and three- or four-year cliff vesting terms of assumed Restricted Share awards.

(h)	Reflects a pro forma adjustment to record deferred income tax expense related to the fair value adjustments to the Company’s assets.

(i)	Reflects a pro forma adjustment to reverse transaction costs incurred during 2022.

(j)

Reflects a pro forma adjustment to eliminate the historical impairment of EPIC Crude Oil Pipeline, LP equity method interest, as no value was allocated in the transaction to EPIC Crude Oil Pipeline, LP .

(k)	Reflects a pro forma adjustment to reclassify transaction costs incurred by the Company to general and administrative expenses to conform to BCP’s accounting practices.

(l)

The pro forma basic and diluted number of shares presented in the unaudited pro forma condensed consolidated combined statement of operations are based upon the number of BCP’s shares outstanding as if the transaction occurred on January 1, 2021. The calculation of weighted average shares outstanding for pro forma basic and diluted net income per share assumes that the shares issuable in connection with the transaction and the Redemption and Exchange of Common Units for Class A Common Stock have been outstanding for the entirety of the period presented.

(m)	Represents pro forma adjustment for the amortization of the equity method investments’ basis step-ups that resulted from the purchase valuation.

Pro forma management adjustments

(n)

Represents pro forma adjustment for expected synergies. These synergies relate to certain cost of sales deferred cost amortizations, miscellaneous operating expense savings, general and administrative expense reductions related to the elimination of the COMA and expected ad valorem synergies based on asset employment.

Pro forma weighted average common shares outstanding presented in the unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2021 and the three months ended March 31, 2022 - basic and diluted are calculated as follows. The share amounts have not been adjusted for the announced stock split that will take effect on June 8, 2022

	Basic number of shares	Diluted number of shares
December 31, 2021
Class A Common Stockholders	18,896,460	18,896,460
Redeemable noncontrolling interest - Common Unit limited partners	—	47,350,000

	18,896,460	66,246,460
March 31, 2022
Class A Common Stockholders	18,902,527	18,902,527
Redeemable noncontrolling interest - Common Unit limited partners	—	47,343,933

	18,902,527	66,246,460